Exhibit 99.1
Revance Reports Second Quarter 2024 Financial Results, Provides Corporate Update

–Q2 total DAXXIFY® and RHA® (by Teoxane SA) product revenue of $65.3 million, a YoY increase of 20%.
–Q2 DAXXIFY net revenue of $28.7 million, a YoY increase of 27%.
–Q2 DAXXIFY aesthetic units sold increased 65% YoY and 15% QoQ; over 3,700 ordering accounts reached.
–Q2 RHA Collection net revenue of $36.6 million, a YoY increase of 15%.
–Revance launched DAXXIFY for cervical dystonia, with coverage with over 80% of commercial lives and continued positive real-world physician feedback from PrevU program.
–Revance continues to expect 2024 total net product revenue, which includes sales of DAXXIFY and the RHA Collection, to be at least $280 million.
–Conference call and webcast today at 4:30 p.m. ET.

NASHVILLE, Tenn. --(BUSINESS WIRE)-- August 8, 2024 - Revance Therapeutics, Inc. (RVNC, www.revance.com), today reported financial results for the second quarter ended June 30, 2024 and provided a corporate update.

Financial Highlights
•Total net revenue for the second quarter ended June 30, 2024 was $65.4 million compared to $54.4 million for the same period in 2023, representing an increase of 20%, due to an increase in DAXXIFY sales volume and ongoing growth and market share gains of the RHA Collection. Net revenue for the second quarter ended June 30, 2024 included $36.6 million of RHA Collection revenue, $28.7 million of DAXXIFY revenue, and $0.1 million of collaboration revenue. Total net revenue for the six months ended June 30, 2024 was $117.3 million compared to $100.2 million for the same period in 2023.
•Selling, general and administrative (SG&A) expenses for the three and six months ended June 30, 2024 were $65.8 million and $134.7 million compared to $74.8 million and $136.7 million, respectively, for the same periods in 2023, presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The decrease was primarily due to lower stock-based compensation and aesthetics sales and marketing expenses, offset primarily by expenses related to the launch of DAXXIFY for cervical dystonia. Excluding stock-based compensation, depreciation and amortization, non-GAAP SG&A expenses were $60.7 million and $121.6 million, respectively, for the three and six months ended June 30, 2024.
•Research and development (R&D) expenses for the three and six months ended June 30, 2024 were $15.9 million and $30.3 million compared to $17.6 million and $35.2 million, respectively, for the same periods in 2023. The decrease was primarily due to the FDA approval of our manufacturing partner’s site in late Q1 2023 which allowed the subsequent DAXXIFY manufacturing expenses to be capitalized as inventory. Excluding stock-based compensation, depreciation and amortization, non-GAAP R&D expenses were $14.2 million and $26.8 million, respectively, for the three and six months ended June 30, 2024.
•Total operating expenses for the three and six months ended June 30, 2024 were $99.9 million and $198.7 million compared to $110.8 million and $203.2 million, respectively, for the same periods in 2023. Excluding cost of product revenue (exclusive of amortization), stock-based compensation, depreciation and amortization, non-GAAP operating expenses, respectively, for the three and six months ended June 30, 2024 were $74.8 million and $148.5 million.
•Net loss from continuing operations for the three and six months ended June 30, 2024 was $37.5 million and $87.0 million, respectively, compared to $58.2 million and $106.6 million for the same periods in 2023.
•Cash, cash equivalents and short-term investments as of June 30, 2024 were $232.2 million.

In connection with the exit of the Fintech Platform business, the results of the Fintech Platform business are reflected as discontinued operations in our financial statements as of June 30, 2024 and December 31, 2023 and for the periods ended June 30, 2024 and 2023. Therefore, the GAAP and non-GAAP results discussed reflect our continuing operations and exclude results of the Fintech Platform, which was presented in our financial statements as the service segment.

“In our aesthetics business, we were very pleased to see DAXXIFY’s strategy resonating in the market as evidenced by the increase in both units and sales in Q2’24. To that end, DAXXIFY units sold were up 66% year-on-year and 15% in comparison to Q1’24. In addition, the RHA Collection continued to outpace the competition against the backdrop of a soft filler market. During the quarter, we benefited from the approval and roll out of RHA 3 for lip augmentation and fullness which helped contribute to the 15% year-over-year revenue growth that we generated. Going forward, we remain focused on expanding our DAXXIFY and RHA Collection customer base while also leveraging the bundle and going deeper into existing accounts.” said Mark J. Foley, President and Chief Executive Officer. “With respect to our therapeutics franchise, while we expect near term contributions from our therapeutics franchise to be modest, we are encouraged by our early experience, and continue to have high confidence in the long-term potential for DAXXIFY in treating different therapeutic conditions. In summary, I’m proud of our commercial team’s Q2’24 performance, and reiterate our revenue guidance of at least $280 million in 2024.”

Second Quarter Highlights and Subsequent Updates
•DAXXIFY Q2 2024 aesthetic units sold up 65% YoY and 15% QoQ; DAXXIFY net product revenue was $28.7 million, up 27% YoY.
•RHA Collection, manufactured by Teoxane SA, generated net product revenue of $36.6 million; a YoY increase of 15%. In April, Revance launched RHA 3 for lip augmentation and fullness – the #1 filler procedure performed in the U.S.
•Accounts across Revance’s aesthetic portfolio totaled over 7,500 at the end of the second quarter 2024. The company ended the quarter with over 3,700 accounts that have ordered DAXXIFY.
•Expanded into the U.S. therapeutics market in May 2024 with the launch of DAXXIFY for the treatment of cervical dystonia. DAXXIFY for the treatment of cervical dystonia is the first and only peptide-formulated, long-lasting neurotoxin that offers the potential to improve duration of symptom control. The launch enables the company to enter the $2.7 billion U.S. therapeutic neurotoxin market with a new and compelling treatment option.

2024 Financial Outlook
Revance continues to expect 2024 total net product revenue, which includes sales of DAXXIFY and the RHA Collection, to be at least $280 million. Revance now expects 2024 GAAP operating expenses from continuing operations to be between $430 million to $460 million (down from $460 million to $490 million) and non-GAAP operating expenses from continuing operations to be at the lower end of a range of $290 million to $310 million. Revance continues to expect non-GAAP SG&A expenses from continuing operations to be between $240 million to $255 million.

With cash, cash equivalents, and short-term investments of $232.2 million as of June 30, 2024, and anticipated revenues and expenditures, management projects that the company will be funded to cash flow break-even and reach positive Adjusted EBITDA in 2025.

Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on August 8, 2024 to discuss its financial results and provide a corporate update. Individuals interested in listening to the conference call may do so by dialing (833) 470-1428 and reference conference ID: 218406, or from the webcast link in the investor relations section of the company's website at: www.revance.com.
A webcast replay will be available beginning August 8, 2024, at 4:30 p.m. PT / 7:30 p.m. ET to November 9, 2024, at 4:30 p.m. PT / 7:30 p.m. ET. To access the replay, please register via the webcast link on the events page. The webcast will be available in the investor relations section on the company's website for 90 days following the completion of the call.
About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that enhance patient outcomes and physician experiences. Revance’s portfolio includes DAXXIFY (DaxibotulinumtoxinA-lanm) for injection and the RHA® Collection of dermal fillers, RHA® technology is proprietary to and manufactured in Switzerland by Teoxane SA. Revance has partners with Teoxane SA to supply HA fillers for U.S. distribution. Revance has also partnered with Viatris Inc. to develop a biosimilar to onabotulinumtoxinA for injection and Shanghai Fosun Pharmaceutical to commercialize DAXXIFY in China.

Revance’s global headquarters and experience center is located in Nashville, Tennessee. Learn more at Revance.com, RevanceAesthetics.com, DAXXIFY.com, HCP.DAXXIFYCervicalDystonia.com, or connect with us on LinkedIn(https://www.linkedin.com/company/revance).
“Revance”, the Revance logo, and DAXXIFY are registered trademarks of Revance Therapeutics, Inc. Resilient Hyaluronic Acid® and RHA are trademarks of TEOXANE SA.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to 2024 guidance, our expected cash flow breakeven and our ability and timing related to achieving positive Adjusted EBITDA; the potential benefits, safety, efficacy and duration of DAXXIFY for patients, physicians and payers; our opportunity in aesthetics and therapeutics; our growth potential and our ability to broaden our customer base and increase account penetration; the potential to set a new standard in healthcare; patient outcomes and physician experiences; development of an onobotulinumtoxinA biosimilar with our partner, Viatris; and commercialization of DAXXIFY in China with our partner, Shanghai Fosun Pharmaceutical; and our business and marketing strategy, and timeline, goals, plans and prospects, including our commercialization plans; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from our expectations. These risks and uncertainties relate to, but are not limited to: our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, revenues, capital requirements, supply chain and operational efficiencies; our financial performance and the economics of DAXXIFY and the RHA Collection of dermal fillers; our ability to comply with our debt obligations; the impact of macroeconomic factors on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability to maintain approval of our products; our ability and the ability of our partners to manufacture supplies for DAXXIFY and our drug product candidates; our ability to acquire supplies of the RHA Collection of dermal fillers; the uncertain clinical development process; our ability to obtain, and the timing relating to, regulatory submissions and approvals with respect to our drug product candidates and third-party manufacturers; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, duration, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY, the RHA Collection of dermal fillers, and our drug product candidates, if approved; our ability to successfully commercialize DAXXIFY and to continue to successfully commercialize the RHA Collection of dermal fillers; the timing and cost of commercialization activities; securing or maintaining adequate coverage or reimbursement by third-party payers for DAXXIFY; the proper training and administration of our products by physicians and medical staff; our ability to maintain and gain acceptance from injectors and physicians in the use of DAXXIFY for aesthetic and therapeutic indications; our ability to strengthen professional partnerships;

our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with laws and regulations; our ability to continue obtaining and maintaining intellectual property protection for our products; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; our ability to limit or mitigate cybersecurity incidents; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risk Factors" in our Form 10-K filed with the SEC on February 28, 2024, and including, without limitation, our Form 10-Q for the quarter ended June 30, 2024 expected to be filed with the SEC on August 8, 2024. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain preliminary and unaudited non-GAAP financial measures and forward-looking non-GAAP financial measures in this release, including non-GAAP SG&A expenses, non-GAAP R&D expenses, non-GAAP OPEX; and Adjusted EBITDA. As discussed above, the non-GAAP results discussed below reflect our continuing operations and exclude results of the service segment. Non-GAAP SG&A expense and non-GAAP R&D expense exclude depreciation, amortization and stock-based compensation; and non-GAAP OPEX excludes cost of product revenue (exclusive of amortization), depreciation, amortization and stock-based compensation. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation. The company excludes cost of product revenue (exclusive of amortization), depreciation, amortization and stock-based compensation because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance. Company management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Revance is unable to reconcile forward-looking non-GAAP OPEX, non-GAAP SG&A expenses or Adjusted EBITDA to the most directly comparable GAAP measure because the items that are being excluded from the non-GAAP financial measure are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our forward-looking estimates and GAAP results. Such items include costs of revenue (exclusive of amortization), depreciation, amortization and stock-based compensation.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$81,453	$137,329
Restricted cash, current	275	550
Short-term investments	150,791	116,586
Accounts receivable, net	36,088	27,660
Inventories	68,287	45,579
Prepaid expenses and other current assets	10,668	9,308
Current assets of discontinued operations	2,610	1,853
Total current assets	350,172	338,865
Property and equipment, net	16,665	17,225
Intangible assets, net	8,180	9,270
Operating lease right-of-use assets	49,746	53,167
Finance lease right-of-use asset	26,200	19,815
Restricted cash, non-current	5,895	5,995
Finance lease prepaid expense	37,645	32,383
Other non-current assets	296	321
Non-current assets of discontinued operations	—	1,413
TOTAL ASSETS	$494,799	$478,454
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$4,985	$13,554
Accruals and other current liabilities	47,172	52,863
Deferred revenue, current	9,610	10,737
Operating lease liabilities, current	6,393	5,703
Finance lease liability, current	17,717	2,651
Debt, current	7,500	2,500
Current liabilities of discontinued operations	255	1,216
Total current liabilities	93,632	89,224
Debt, non-current	423,086	426,595
Deferred revenue, non-current	67,968	70,419
Operating lease liabilities, non-current	36,940	40,985
Other non-current liabilities	2,911	2,835
TOTAL LIABILITIES	624,537	630,058
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, par value $0.001 per share — 190,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 104,810,881 and 87,962,765 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	105	88
Additional paid-in capital	2,039,168	1,926,654
Accumulated other comprehensive gain (loss)	(26)	14
Accumulated deficit	(2,168,985)	(2,078,360)
TOTAL STOCKHOLDERS’ DEFICIT	(129,738)	(151,604)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$494,799	$478,454

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Product revenue, net	$65,328	$54,393	$117,047	$100,051
Collaboration revenue	61	20	278	136
Total revenue, net	65,389	54,413	117,325	100,187
Operating expenses:
Cost of product revenue (exclusive of amortization)	17,635	17,607	32,546	30,094
Selling, general and administrative	65,822	74,812	134,736	136,732
Research and development	15,902	17,624	30,295	35,156
Amortization	546	717	1,091	1,262
Total operating expenses	99,905	110,760	198,668	203,244
Loss from continuing operations	(34,516)	(56,347)	(81,343)	(103,057)
Interest income	3,179	3,148	6,175	6,118
Interest expense	(5,679)	(4,368)	(10,935)	(8,865)
Other expense, net	(453)	(599)	(891)	(833)
Net loss from continuing operations	(37,469)	(58,166)	(86,994)	(106,637)
Net loss from discontinued operations	(4)	(9,152)	(3,631)	(20,474)
Total net loss	(37,473)	(67,318)	(90,625)	(127,111)
Unrealized gain (loss)	(1)	64	(40)	313
Comprehensive loss	$(37,474)	$(67,254)	$(90,665)	$(126,798)

Basic and diluted net loss per share:
Continuing operations	$(0.36)	$(0.70)	$(0.89)	$(1.29)
Discontinued operations	—	(0.10)	(0.04)	(0.25)
Total net loss per basic and diluted share	$(0.36)	$(0.80)	$(0.93)	$(1.54)

Basic and diluted weighted-average number of shares used in computing net loss per share	103,870,235	83,685,919	97,894,625	82,417,064

REVANCE THERAPEUTICS, INC.

Product Revenue Breakdown (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Product:
RHA Collection of dermal fillers	$36,631	$31,767	$66,201	$62,047
DAXXIFY	28,697	22,626	50,846	38,004
Total product revenue, net	$65,328	$54,393	$117,047	$100,051

Reconciliation of GAAP SG&A Expense from Continuing Operations to Non-GAAP SG&A Expense from Continuing Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
SG&A expense from continuing operations	$65,822	$74,812	$134,736	$136,732
Adjustments:
Stock-based compensation	(4,683)	(11,414)	(12,067)	(20,969)
Depreciation and amortization	(482)	(395)	(1,036)	(1,893)
Non-GAAP SG&A expense from continuing operations	$60,657	$63,003	$121,633	$113,870

Reconciliation of GAAP R&D Expense from Continuing Operations to Non-GAAP R&D Expense from Continuing Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
R&D expense from continuing operations	$15,902	$17,624	$30,295	$35,156
Adjustments:
Stock-based compensation	(1,349)	(2,072)	(2,728)	(3,469)
Depreciation and amortization	(401)	(355)	(745)	(2,828)
Non-GAAP R&D expense from continuing operations	$14,152	$15,197	$26,822	$28,859

Reconciliation of GAAP Operating Expenses from Continuing Operations to Non-GAAP Operating Expenses from Continuing Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 3,
(in thousands)	2024	2023	2024	2023
Total operating expenses from continuing operations	$99,905	$110,760	$198,668	$203,244
Adjustments:
Cost of product revenue (exclusive of amortization)	(17,635)	(17,607)	(32,546)	(30,094)
Stock-based compensation	(6,032)	(14,434)	(14,795)	(25,386)
Depreciation and amortization	(1,429)	(1,467)	(2,872)	(5,983)
Non-GAAP operating expenses from continuing operations	$74,809	$77,252	$148,455	$141,781

Investors
Laurence Watts, 619-916-7620
laurence@newstreetir.com

Media
Revance@evolvemkd.com